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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 21, 2001, except for the sixth paragraph of Note 6, as to which the date is June 27, 2001, relating to the financial statements and financial statement schedule of TheraSense, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

San Jose, California

September 17, 2001